Exhibit 99.1

Akili Announces FDA Authorization of EndeavorOTC, the First FDA Clearance of a

Digital Treatment for Adults with ADHD Through a Video Game

Clinically proven to improve attention function, EndeavorOTC® is the first and only digital therapeutic cleared by FDA as an over-the-counter treatment for adults with ADHD

BOSTON, Mass. – June 18, 2024 – Akili, Inc. (Nasdaq: AKLI), a leading digital therapeutics company, today announced U.S. Food and Drug Administration (FDA) clearance of EndeavorOTC® (AKL-T01) as an over-the-counter treatment for adults with attention-deficit/hyperactivity disorder (ADHD). Delivered through an engaging video game experience, EndeavorOTC is indicated to improve attention function as measured by computer-based testing in men and women with primarily inattentive or combined-type ADHD, who have a demonstrated attention issue. EndeavorOTC is Akili’s second digital ADHD therapeutic product to receive FDA authorization, and is the only FDA-authorized digital therapeutic for ADHD available without a prescription. EndeavorOTC is currently available in the United States on the Apple App Store for iOS and the Google Play Store for Android mobile devices.

“This FDA authorization of EndeavorOTC positions it as a scientifically and clinically validated digital therapy for adult ADHD patients, and we’re incredibly proud of pioneering a new tier of digital medicine,” said Matt Franklin, Chief Executive Officer at Akili. “This is the culmination of years of clinical studies and the collective effort of scores of technical, scientific, clinical, and regulatory professionals. We are particularly grateful to the patients who participated in the study that made this clearance possible.”

EndeavorOTC was reviewed and cleared through FDA’s 510(k) pathway. The clinical study supporting EndeavorOTC’s FDA clearance involved 221 adults with a verified diagnosis of inattentive or combined-type ADHD who all received AKL-T01 (the investigational name for EndeavorOTC and EndeavorRx®) for 6 weeks. Overall, 83% of study participants reported improvement in focus as measured by the TOVA® attentional control score. Nearly three-quarters (72.5%) of participants reported at least some improvement in their quality of life as measured by the validated Adult ADHD Quality of Life Scale (AAQoL), and nearly 50 percent (45.8%) of adults met a prespecified threshold for clinically meaningful improvement. In the same study, adults using AKL-T01 also showed significant improvement in clinician-rated ADHD symptoms, as measured by the Attention Deficit Hyperactive Disorder Rating Scale-5 (ADHD-RS) inattention subscale and total scale scores (p<0.0001 for both). A prespecified responder analysis also showed that 32.7% of all participants in the study demonstrated at least a 30% reduction on the ADHD-RS total score, surpassing findings in the prior STARS-ADHD-Adolescents study in 13-17 year olds with ADHD (27.1%) and the STARS-ADHD study in 8-12 year olds with ADHD (24%)—and the latter two studies led to the FDA’s authorization of our pediatric and clearance of adolescent product, EndeavorRx. Overall, 11 of the participants in the trial (5%) reported a treatment-emergent adverse device event, most commonly nausea (1.8%) and headache (1.4%). There were no serious adverse device events.

EndeavorOTC Indication and Overview

EndeavorOTC is an over the counter digital therapeutic indicated to improve attention function as measured by computer-based testing in patients 18 and older with primarily inattentive or combined type ADHD, who have a demonstrated attention issue. Patients who engage with EndeavorOTC demonstrate improvements in a digitally assessed measure, Test of Variables of Attention (TOVA®) of sustained and selective attention and may not display benefits in typical behavioral symptoms such as hyperactivity. EndeavorOTC is not intended to be a replacement for any form of treatment and should be used as part of a therapeutic program that may include clinician-directed therapy, medication, and/or educational programs, which further address symptoms of the disorder. It is recommended that patients seek care from a medical health care provider in conjunction with its use. No serious adverse events have been reported in any of Akili’s clinical studies. To learn more, visit EndeavorOTC.com.

EndeavorRx Indication and Overview

EndeavorRx is a digital therapeutic indicated to improve attention function as measured by computer-based testing in children ages 8-17 years old with primarily inattentive or combined-type ADHD, who have a demonstrated attention issue. Patients who engage with EndeavorRx demonstrate improvements in a digitally assessed measure Test of Variables of Attention (TOVA®) of sustained and selective attention and may not display benefits in typical behavioral symptoms, such as hyperactivity. EndeavorRx should be considered for use as part of a therapeutic program that may include clinician-directed therapy, medication, and/or educational programs, which further address symptoms of the disorder. EndeavorRx is available by prescription only. It is not intended to be used as a stand-alone therapeutic and is not a substitution for a child’s medication. The most common side effect observed in children in EndeavorRx’s clinical trials was a feeling of frustration, as the game can be quite challenging at times. No serious adverse events were associated with its use. EndeavorRx is recommended to be used for approximately 25 minutes a day, 5 days a week, over initially at least 4 consecutive weeks, or as recommended by your child’s health care provider. To learn more about EndeavorRx, please visit EndeavorRx.com.

About Akili

Akili is pioneering the development of cognitive treatments through game-changing technologies. Akili’s approach of leveraging technologies designed to directly target the brain establishes a new category of medicine – medicine that is validated through clinical trials like a drug or medical device but experienced like entertainment. Akili’s platform is powered by proprietary therapeutic engines designed to target cognitive impairment at its source in the brain, informed by decades of research and validated through rigorous clinical programs. Driven by Akili’s belief that effective medicine can also be fun and engaging, Akili’s products are delivered through captivating action video game experiences. For more information, please visit www.akiliinteractive.com.

Cautionary Note Regarding Forward-looking Statements

This press release contains forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “evaluate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements in this press release related to: Akili’s expectations regarding FDA clearance of its EndeavorOTC product for adults with ADHD; Akili’s expectations regarding the safety, effectiveness, and ease of access of its EndeavorOTC product across different app stores and mobile devices; Akili’s expectations regarding the number of adults with ADHD who can now access EndeavorOTC and that the results of previous clinical studies will be predictive of future clinical trials or results; and Akili’s expectations regarding this new tier of digital medicine. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks and uncertainties related to: uncertainties as to the timing of the tender offer and merger and whether, and if so when, the closing may occur in connection with the proposed transaction pursuant to the terms of the Agreement and Plan of Merger, dated May 29, 2024, by and among Virtual Therapeutics Corporation (“Parent”), Alpha Merger Sub, Inc. (“Purchaser”), and Akili, and the related risks and uncertainties associated with such potential transaction, including uncertainties as to the timing of the tender offer and merger, uncertainties as to how many of Akili’s stockholders will tender their stock in the offer, the possibility that competing offers will be made by third parties, the occurrence of events that may give rise to a right of one or both of Parent and Akili to terminate the merger agreement, the possibility that various closing conditions for the proposed transaction may not be satisfied or waived on a timely basis or at all, including the possibility that a governmental entity may prohibit, delay, or refuse to grant approval, if required, for the consummation of the proposed transaction (or only grant approval subject to adverse conditions or limitations), the difficulty of predicting the timing or outcome of consents or regulatory approvals or actions, if any, cost and outcome of any litigation and other legal proceedings involving Akili or its officers and directors, including any legal proceedings related to the proposed acquisition, the possibility that the proposed transaction may not be completed in the time frame expected by Parent and Akili, or at all, and the risk that Akili may not realize the anticipated benefits of the proposed transaction in the time frame expected, or at all; Akili’s ability to manage its business as a result of the recent workforce reduction; Akili’s ability to successfully support and generate revenue from its EndeavorOTC and EndeavorRx products and its partnerships; Akili’s ability to successfully create, and navigate, a new category of medicine and to achieve broad adoption of digital therapeutics among healthcare providers, caregivers, and patients; Akili’s ability to defend its intellectual property and satisfy various FDA and other regulatory requirements in and outside of the United States; the risk of downturns and a changing regulatory landscape in the highly competitive industry in which Akili operates; the timing and results expected from Akili’s and its partners’ clinical trials and its reliance on third parties for certain aspects of its business; Akili’s ability to accurately estimate expenses, capital requirements, and needs for additional financing; and other risks identified in Akili’s current filings and any subsequent filings made with the Securities and Exchange Commission. While the foregoing list of factors presented here is considered representative, no list should be considered to be a complete statement of all potential risks and uncertainties. There can be no assurance that the proposed transaction will in fact be consummated in the manner described or at all. Akili cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof and should not be relied upon as representing Akili’s views as of any subsequent date. Akili disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Additional Information and Where to Find It

This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities of Akili, nor is it a substitute for the tender offer materials that Parent, Purchaser and Akili filed with the SEC. Parent and Purchaser have filed with the SEC a Tender Offer Statement on Schedule TO, and Akili has filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. AKILI’S STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ CAREFULLY THE

TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 BECAUSE THEY EACH CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF AKILI SECURITIES AND OTHER INVESTORS SHOULD CONSIDER BEFORE MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER. The Offer to Purchase, the related Letter of Transmittal, certain other tender offer documents, as well as the Solicitation/Recommendation Statement were mailed to all stockholders of Akili at no expense to them and are also available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting either Parent or Akili. Copies of the documents filed with the SEC by Akili are available free of charge on Akili’s website at www.Akiliinteractive.com or by contacting Akili’s Investor Relations Department at InvestorRelations@Akiliinteractive.com or PR@Akiliinteractive.com.

Investor and Media Contact for Akili:

Matt Franklin, President and Chief Executive Officer

InvestorRelations@akiliinteractive.com or PR@akiliinteractive.com